SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2003

WOODWORKERS WAREHOUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3579658
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

000-33289

(Commission File Number)

126 Oxford Street Lynn, Massachusetts 01901-1132

(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code: (781) 853-0900

Item 3. Bankruptcy or Receivership.

On December 2, 2003, Woodworkers Warehouse, Inc. (the “Company”) filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Company will continue to manage its properties and operate its business as a “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

As previously reported, the Company is in default under its loan agreement (the “Loan Agreement”) with Bank of America, N.A., Foothill Capital Corporation and Transamerica Business Capital Corporation. In connection with the bankruptcy petition filing, the Company is seeking an order from the Bankruptcy Court authorizing the use of cash collateral under the Loan Agreement to fund the Company’s operations as a debtor-in-possession.

In addition, the Company has entered into an Agency Agreement (“Agency Agreement”) with The Ozer Group LLC (“Ozer”) and Gordon Brothers Retail Partners, LLC (“GBRP”), whereby Ozer and GBRP will seek to liquidate the Company’s assets in “going out of business sales” in the event of a liquidation. The Agency Agreement is subject to the approval of the Bankruptcy Court (including the approval of certain notice and bidding procedures at an auction, the terms of which are also subject to approval of the Bankruptcy Court) and is subject to higher and better offers (including any offers to purchase the Company’s assets on a going concern basis) in accordance with the Bankruptcy Code.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 2, 2003

WOODWORKERS WAREHOUSE, INC. Registrant

By:	/s/ WALTER SPOKOWSKI
Walter Spokowski President and Chief Executive Officer